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                                                                   EXHIBIT 23.15

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:

We consent to the inclusion in this Joint Proxy Statement/Prospectus of Chancellor Media Corporation of our report dated February 16, 1999 on our audits of the combined statement of assets acquired as of April 3, 1998 and the related combined statements of revenues and direct operating expenses of KBIG-FM, KLDE-FM and WBIX-FM (formerly WNSR-FM) for each of the three years ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".

                                            PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
February 16, 1999